SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): April 5, 1998


                                    CITICORP
             (Exact name of Registrant as specified in its charter)


   Delaware                     1-5738                           132614988
(State or other              (Commission                     (I.R.S. Employer
jurisdiction of              File Number)                    Identification No.)
incorporation)


399 Park Avenue
New York, New York                                                  10043
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:   (212) 559-1000



                         Exhibit Index Appears on Page 3


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                                        2

Item 5.  Other Events.

                  On April 5, 1998, Citicorp and Travelers Group Inc., a Delaware corporation ("Travelers") entered into a definitive agreement to combine in a merger of equals (the "Merger"). In the Merger, each outstanding share of Citicorp common stock will be converted into the right to receive 2.50 shares of Travelers common stock and each outstanding share of each series of Citicorp preferred stock will be converted into the right to receive a share of a series of Travelers preferred stock having terms that are substantially identical to such series of Citicorp preferred stock. The Merger will be a tax-free exchange and is expected to be accounted for on a "pooling of interests" basis. The transaction is subject to satisfaction of certain conditions including approval by the Federal Reserve Board and other regulators, effectiveness of a Registration Statement on Form S-4 covering the Travelers shares to be issued in the Merger and the affirmative vote of the stockholders of each of Citicorp and Travelers. A copy of the Merger Agreement is filed herewith.


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                                  EXHIBIT INDEX


Exhibit
  No.          Description
-------        -----------

  2 Agreement and Plan of Merger, dated as of April 5, 1998 between Travelers Group Inc. and Citicorp.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CITICORP



Date:  April 6, 1998
                                         By: /s/ Roger W. Trupin
                                            -------------------------------
                                            Name:  Roger W. Trupin
                                            Title: Vice President and Controller